UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2013

Sagent Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35144	98-0536317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 N. Roselle Road, Suite 700 Schaumburg, Illinois		60195
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 908-1600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2013, Sagent Pharmaceuticals, Inc., a Delaware corporation, (the “Company”) entered into a Share Purchase Agreement, with Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd. (“Kanghong”), pursuant to which the Company agreed to acquire Kanghong’s 50% interest in Kanghong Sagent (Chengdu) Pharmaceutical Co. Ltd. (“KSCP”) in exchange for $25 million, payable in installments through September 2015. The acquisition is subject to customary closing conditions, including approval by the Chengdu Hi-Tech Industrial Development Zone Bureau of Investment Services. The Company’s internal sources of cash are expected to be sufficient to finance the acquisition. The Company anticipates that the transaction will close over the next several months. Upon completion of the transaction, KSCP will become a wholly-owned subsidiary of the Company.

Concurrent with the execution of the Share Purchase Agreement, the parties entered into a Share Pledge Agreement pursuant to which the Company pledged a portion of the shares to be acquired as collateral securing the Company’s future installment payment obligations.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Share Purchase Agreement, which the Company has filed as Exhibit 10.1 and the Share Pledge Agreement, which the Company has filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On May 6, 2013, the Company issued a press release announcing earnings for the quarter ended March 31, 2013. A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 6, 2013, the Company issued a press release announcing the Company’s entry into the Share Purchase Agreement, as described above under Item 1.01. A copy of the press release regarding the transaction is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Share Purchase Agreement, dated April 30, 2013, by and between Sagent Pharmaceuticals, Inc. and Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd.

10.2	Share Pledge Agreement, dated April 30, 2013, by and between Sagent Pharmaceuticals, Inc. and Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd.

99.1	Sagent Pharmaceuticals, Inc. Press Release announcing the Company’s earnings for the quarter ended March 31, 2013, dated May 6, 2013.

99.2	Sagent Pharmaceuticals, Inc. Press Release announcing the entry into the SPA, dated May 6, 2013.

Forward-Looking Statements

Statements contained in this Form 8-K contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, included in this Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and FDA approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to consummate the pending acquisition of our joint venture partner’s interest in our KSCP joint venture in China; our ability to realize the expected benefits from our investment in KSCP; the potential that we may be required to make additional capital investments in KSCP to continue its operations; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s most recent annual report on Form 10-K. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: May 6, 2013		/S/ JONATHON M. SINGER
	Name:	Jonathon M. Singer
	Title:	Executive Vice President and Chief Financial Officer